EXHIBIT 4.2

SUPPLEMENTAL INDENTURE

This Supplemental Indenture is entered into as of August  3,  2015 (this “Supplemental Indenture”), by and among SESI, L.L.C., a Delaware limited liability company  (the “Issuer”), Superior Energy Services, Inc., a Delaware corporation (“Superior Energy”), and The Bank of New York Mellon Trust Company, N.A.,  a national banking association as trustee, registrar, authentication agent and paying agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, certain guarantors party thereto and the Trustee have heretofore executed and delivered an indenture, dated December 6, 2011 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7.125% Senior Notes due 2021 of the Issuer (the “Notes”);

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Issuer, Superior Energy and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

WHEREAS, Section 10.05(e)  of the Indenture provides that any Note Guarantee by a Subsidiary Guarantor issued thereunder shall be released and relieved of any obligations under its Note Guarantee upon the occurrence of an Investment Grade Rating Event if such Subsidiary Guarantor does not have outstanding Indebtedness, and it does not guarantee Indebtedness of the Issuer, Superior Energy or any other Guarantor, in each case in excess of a De Minimis Amount;

WHEREAS, an Investment Grade Rating Event occurred on November 6, 2014 and each of the Subsidiary Guarantors listed on Schedule A hereto (the “Released Subsidiary Guarantors”)  does not have outstanding Indebtedness, and it does not guarantee Indebtedness of the Issuer, Superior Energy or any other Guarantor, in each case in excess of a De Minimis Amount;

WHEREAS, all the Released Subsidiary Guarantors will be released and relieved simultaneously from their obligations under the Indenture, dated April 27, 2011, among the Issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “6.375% Notes Trustee”), as amended by the Supplemental Indenture, dated February 29, 2012, among the Issuer, the guarantors party thereto and the 6.375% Notes Trustee, as further amended by the Supplemental Indenture, dated May 7, 2012, among the Issuer,  the guarantors party thereto and the 6.375% Notes Trustee, as further amended by the Supplemental Indenture, dated August 29, 2014, among the Issuer, the guarantors party thereto and the 6.375% Notes Trustee pursuant to a supplemental indenture dated the date hereof among the Issuer, Superior Energy and the 6.375% Notes Trustee, upon the effectiveness of this Supplemental Indenture.

WHEREAS, the Issuer and Superior Energy desire to amend and supplement the Indenture to evidence the release of the Note Guarantee by all the Released Subsidiary Guarantors;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Superior Energy and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

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ARTICLE I

DEFINITIONS

Section 1.01Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

RELEASE OF SUBSIDIARY GUARANTORS

Section 2.01 Release of Subsidiary Guarantors.  The Issuer hereby represents that an Investment Grade Rating Event occurred on November 6, 2014 and that each of the Released Subsidiary Guarantors does not have outstanding Indebtedness, and each of the Released Subsidiary Guarantors does not guarantee Indebtedness of the Issuer, Superior Energy or any other Guarantor, in each case in excess of a De Minimis Amount.  Therefore, the Issuer, Superior Energy and the Trustee hereby confirm pursuant to this Section 2.01 of this Supplemental Indenture that, effective as of the date hereof, each of the Released Subsidiary Guarantors is released and relieved of any obligations under its Note Guarantee as contemplated by Section 10.05(e) of the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01Liability.  No past, present or future director, officer, organizer, manager, employee, incorporator, stockholder, member, manager or partner of the Issuer or Superior Energy shall have any liability for any obligations of the Issuer or Superior Energy under the Notes, the Indenture, Note Guarantees or any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 3.02 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.04 Severability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.05Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible in any manner whatsoever for and makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

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Section 3.06Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective delivery as delivery of a manually executed counterpart thereof.

Section 3.07Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SESI, L.L.C.

By:	/s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Treasurer
and Chief Financial Officer

SUPERIOR ENERGY SERVICES, INC.SESI, L.L.C.

By:	/s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Executive Vice President, Treasurer
and Chief Financial Officer

[Signature Page to Supplemental Indenture – 7.125% Senior Notes due 2021]

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THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Michael Countryman
Name: Michael Countryman
Title: Vice President

[Signature Page to Supplemental Indenture – 7.125% Senior Notes due 2021]

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Schedule A

Released Subsidiary Guarantors

Name of Subsidiary Guarantor	Jurisdiction of Incorporation or Formation
1105 PETERS ROAD, L.L.C.	Louisiana
A&W WATER SERVICE, INC.	Colorado
ADVANCED OILWELL SERVICES, INC.	Louisiana
ALLIANCE ENERGY SERVICE CO. LLC	Colorado
BTI SERVICES, INC. (FORMERLY KNOWN AS BLOWOUT TOOLS, INC.)	Texas
CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.	Louisiana
CONNECTION TECHNOLOGY, L.L.C.	Louisiana
CSI TECHNOLOGIES, LLC	Texas
FASTORQ, L.L.C.	Louisiana
H.B. RENTALS, L.C.	Louisiana
HAMM & PHILLIPS SERVICE COMPANY, INC. (SUCCESSOR BY MERGER TO BIG MAC TANK TRUCKS, LLC)	Delaware
INTEGRATED PRODUCTION SERVICES, INC.	Delaware
INTERNATIONAL SNUBBING SERVICES, L.L.C.	Louisiana
LEED TOOL CORPORATION	Colorado
MONUMENT WELL SERVICE CO.	Delaware
NAS FLUIDS DIVISION MANAGEMENT CO. (SUCCESSOR BY MERGER TO CES ROCKIES, INC. AND FORMERLY KNOWN AS HAMM MANAGEMENT CO.)	Delaware
NORTHERN PLAINS TRUCKING, L.L.C.	Colorado
PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.	Louisiana
PUMPCO ENERGY SERVICES, INC.	Delaware
SEMO, L.L.C.	Louisiana
SEMSE, L.L.C.	Louisiana
SHALE TANK TRUCK, L.L.C. (SUCCESSOR BY MERGER TO CES SWD TEXAS, INC.)	Texas
STABIL DRILL SPECIALITIES, L.L.C.	Louisiana
STRIDE WELL SERVICE COMPANY, INC.	Delaware
SUB-SURFACE TOOLS, L.L.C.	Louisiana
SUPERIOR ENERGY SERVICES COLOMBIA, L.L.C.	Delaware
SUPERIOR ENERGY SERVICES-NORTH AMERICA SERVICES, INC. (SUCCESSOR BY MERGER TO COMPLETE ENERGY, LLC AND CES MID-CONTINENT HAMM, LLC AND FORMERLY KNOWN AS SPN FAIRWAY ACQUISITION, INC.)	Delaware
SUPERIOR ENERGY SERVICES, L.L.C.	Louisiana
SUPERIOR HOLDING, INC.	Delaware
SUPERIOR INSPECTION SERVICES, L.L.C.	Louisiana
TEXAS CES, INC.	Texas
TURNER ENERGY SERVICES, L.L.C.	Delaware
WARRIOR ENERGY SERVICES CORPORATION (SUCCESSOR BY MERGER TO AWS, INC. AND RISING STAR SERVICES, L.P.)	Delaware
WILD WELL CONTROL, INC. (SUCCESSOR BY MERGER TO DRILLING LOGISTICS, L.L.C. AND NON-MAGNETIC RENTAL TOOLS, L.L.C.)	Texas
WORKSTRINGS INTERNATIONAL, L.L.C.	Louisiana

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